As filed with the Securities and Exchange Commission on October 21, 1996
                                                      Registration No. _________

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                              ---------------

                                  FORM S-8
                           REGISTRATION STATEMENT
                                   Under
                         THE SECURITIES ACT OF 1933

                              ---------------

                         PRECISION CASTPARTS CORP.
           (Exact name of registrant as specified in its charter)

                              ---------------

            OREGON                                             93-0460598
(State or other jurisdiction                                 (IRS Employer
of incorporation or organization)                           Identification No.)

4600 SE Harney Drive
Portland, Oregon                                               97206-0898
(Address of Principal                                          (Zip Code)
Executive Offices)

                              ---------------

                         Precision Castparts Corp.
                         1994 Stock Incentive Plan
                            (Full title of plan)

                             William D. Larsson
                 Vice President and Chief Financial Officer
                         Precision Castparts Corp.
                            4660 SE Harney Drive
                          Portland, OR 97206-0898
                  (Name and address of agent for service)

 Telephone number, including area code, of agent for service: (503) 777-3881

                                  Copy to:

                               Ruth A. Beyer
                              Stoel Rives LLP
                      900 SW Fifth Avenue, Suite 2300
                        Portland, Oregon 97204-1268

                      CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------
                                                Proposed         Proposed
                                                Maximum          Maximum
                           Amount               Offering         Aggregate         Amount of
Title of Securities        to Be                Price Per        Offering          Registration
to Be Registered           Registered           Share(1)         Price(1)          Fee
----------------           ----------           --------         --------          ---
Common Stock,              1,548,117 Shares     $46.8125         $53,945,959       $16,347.27
no par value
-----------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933. Of the shares to be registered, 811,000 shares are subject to options with an aggregate exercise price of $19,439,670. The calculation of the registration fee for the balance of the shares is based on $46.8125, which was the average of the high and low prices of the Common Stock on October 16, 1996 as reported in The Wall Street Journal on the
     New York Stock Exchange.

                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents By Reference.
          ----------------------------------------

     The following documents filed by Precision Castparts Corp. (the "Company") with the Securities and Exchange Commission are incorporated herein by reference:

          (a) The Company's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 that contains audited consolidated financial statements for the Company's latest fiscal year for which such statements have been filed.

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report or prospectus referred to in (a) above.

          (c) The description of the authorized capital stock of the Company con tained in the Company's registration statement filed under
     Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating the description.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a) and (c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4.   Description of Securities.
          --------------------------

     Not Applicable.

Item 5.   Interests of Named Experts and Counsel.
          ---------------------------------------

     Not Applicable.

Item 6.   Indemnification of Directors and Officers.
          ------------------------------------------

     Article VI of the Company's Restated Articles of Incorporation (the "Articles"), authorizes indemnification of current or former directors or officers of the Registrant to the fullest extent permitted by law. In addition, the Company has entered into indemnity agreements with certain of its officers and directors. The Bylaws of the Company require indemnification of officers and directors to the fullest extent permitted by the Oregon Business Corporation Act (the "Act"). The effects of the Articles, the Bylaws, the Act, and the indemnity agreements (the "Indemnification Provisions") are summarized as follows:

          (a) The Indemnification Provisions grant a right of indemnification in respect of any action, suit or proceeding (other than an action by or in the right of the Company) against expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred, if the person concerned acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, was not adjudged liable on the basis of receipt of an improper personal benefit and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of an action, suit or proceeding by judgment, order, settlement, conviction or plea of nolo contendere does not, of itself, create a presumption that the person did not meet the required standards of conduct.

          (b) The Indemnification Provisions grant a right of indemnification in respect of any action or suit by or in the right of the Company against the expenses (including attorney fees) actually and reasonably incurred if the person concerned acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company, except that no right of indemnification will be granted if the person is adjudged to be liable to the Company.

          (c) Every person who has been wholly successful on the merits of a controversy described in (a) or (b) above is entitled to indemnification as a matter of right.

          (d) Because the limits of permissible indemnification under Oregon law are not clearly defined, the Indemnification Provisions may provide indemnification broader than that described in (a) and (b).

          (e) The Company may advance to a director or officer the expenses incurred in defending any action, suit or proceeding in advance of its final disposition if the director or officer affirms in good faith that he or she has met the standard of conduct to be entitled to indemnification as described in (a) or (b) above and undertakes to repay any amount advanced if it is determined that the person did not meet the required standard of conduct.

     The Registrant may obtain insurance for the protection of its directors and officers against any liability asserted against them in their official capacities.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 7.   Exemption From Registration Claimed.
          ------------------------------------

     Not Applicable.

Item 8.   Exhibits.
          ---------

          4.1 Restated Articles of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3.1 to Amendment No. 3 to the Company's Registration Statement on Form 8A/A, filed September 27, 1996 (the "Form 8A/A")).

          4.2 Bylaws of the Company, as amended (incorporated by reference to Exhibit 3.2 to the Form 8A/A).

          5.1  Opinion of Stoel Rives LLP.

          23.1 Consent of Price Waterhouse LLP.

          23.2 Consent of KPMG Peat Marwick LLP

          23.3 Consent of Ernst & Young LLP

          23.4 Consent of Stoel Rives LLP (included in Exhibit 5.1).

Item 9.   Undertakings.
          -------------

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1993, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on October 21, 1996.

                                  PRECISION CASTPARTS CORP.



                                  By: WILLIAM D. LARSSON
                                      -------------------------------------
                                      William D. Larsson,
                                      Vice President and Chief
                                        Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, the registration statement has been signed by the following persons in the capacities indicated and on October 21, 1996.


          SIGNATURE
          ---------
                                                     TITLE


WILLIAM C. MCCORMICK                        Chairman of the Board,
----------------------------------            President and Chief
WILLIAM C. MCCORMICK                           Executive Officer
                                         (Principal Executive Officer)



WILLIAM D. LARSSON                             Vice President and
----------------------------------            Vice President and
WILLIAM D. LARSSON                          Chief Financial Officer
                                           (Principal Financial and
                                               Accounting Officer)



PETER R. BRIDENBAUGH                               Director
----------------------------------
PETER R. BRIDENBAUGH



DON R. GRABER                                      Director
----------------------------------
DON R. GRABER



DEAN T. DUCRAY                                     Director
----------------------------------
DEAN T. DUCRAY



ROY M. MARVIN                                      Director
----------------------------------
ROY M. MARVIN

STEVEN G. ROTHMEIER                                Director
----------------------------------
STEVEN G. ROTHMEIER



DWIGHT A. SANGREY                                  Director
----------------------------------
DWIGHT A. SANGREY

                               EXHIBIT INDEX


Exhibit
Number        Document Description
------        --------------------

               4.1 Restated Articles of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3.1 to Amendment No. 3 to the Company's Registration Statement on Form 81/A, filed September 27, 1996 (the "Form 8A/A")).

               4.2 Bylaws of the Company, as amended (incorporated by reference to Exhibit 3.2 to the Form 8A/A).

               5.1  Opinion of Stoel Rives LLP.

               23.1 Consent of Price Waterhouse LLP.

               23.2 Consent of KPMG Peat Marwick LLP

               23.3 Consent of Ernst & Young LLP

               23.4 Consent of Stoel Rives LLP (included in Exhibit 5.1).